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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2026

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
_________________

Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Other Events.
On June 23 2026 (the “Closing Date”), Jack in the Box Funding, LLC (the “Master Issuer”), a limited-purpose, bankruptcy-remote, wholly owned indirect subsidiary of Jack in the Box Inc. (the “Company”), completed its previously announced financing transaction and issued $500 million of its Series 2026-1 7.624% Fixed Rate Senior Secured Notes, Class A-2 (the “Class A-2 Notes”), in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility of Series 2026-1 Variable Funding Senior Secured Notes, Class A-1 (the “Variable Funding Notes”), which allows for the drawing of up to $150 million under the Variable Funding Notes, which include certain instruments, including a letter of credit facility. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “2026 Notes.” The 2026 Notes were issued in a privately placed securitization transaction pursuant to which certain of the Company’s revenue-generating assets, consisting principally of franchise-related agreements, real estate assets, and intellectual property and license agreements for the use of intellectual property, are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly owned indirect subsidiaries of the Company that act as Guarantors (as defined below) of the 2026 Notes and that have pledged substantially all of their assets, excluding certain real estate assets and subject to certain limitations, to secure the 2026 Notes.
The 2026 Notes were issued under (i) a Base Indenture, dated June 23, 2026, a copy of which is attached to the Company’s Current Report on Form 8-K filed July 8, 2019 as Exhibit 4.1 (the “Original Base Indenture”), as supplemented by the First Supplement thereto, dated February 11, 2022 (the “First Supplement to the Base Indenture”) and the Second Supplement thereto, dated June 23, 2026 (the “Second Supplement to the Base Indenture”, and the Original Base Indenture as supplemented by the First Supplement to the Base Indenture and the Second Supplement to the Base Indenture, the “Base Indenture”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and (ii) the related supplemental indenture, dated June 23, 2026, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 (the “Series 2026-1 Supplement” and, collectively with the Base Indenture, the “Indenture”), each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture allows the Master Issuer to issue additional series of notes in the future subject to certain conditions.
Class A-2 Notes
Interest and principal payments on the 2026 Notes are payable on a quarterly basis. The requirement to make such quarterly principal payments on the Class A-2 Notes is subject to certain financial conditions set forth in the Indenture. The legal final maturity date of the 2026 Notes is in May 2056, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment date of the Class A-2 Notes will be May 2031. If the Master Issuer has not repaid or redeemed the 2026 Notes prior to the anticipated repayment date, additional interest will accrue on the Class A-2 Notes equal to the greater of (i) 5.00% per annum and (ii) a rate equal to the amount, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the anticipated repayment date of the United States Treasury

Security having a term closest to ten (10) years, plus (y) 5.00%, plus (z) 3.50% exceeds (b) the original interest rate of the Class A-2 Notes.
The Class A-2 Notes are secured by the collateral described below under “Guarantees and Collateral”.
Variable Funding Notes
The Variable Funding Notes were issued under the Indenture and allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated June 23, 2026 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, by and among the Master Issuer, the Guarantors (as defined below), Jack in the Box Inc. as manager (the “Manager”), certain conduit investors, financial institutions and funding agents, and Coöperatieve Rabobank U.A., New York Branch, as provider of letters of credit, as swingline lender and as administrative agent. The Variable Funding Notes will be governed by both the Variable Funding Note Purchase Agreement and the Indenture. Depending on the type of borrowing under the Variable Funding Notes, interest on the Variable Funding Notes will be based on (i) the prime rate, (ii) overnight federal funds rates, (iii) the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or successor administrator of the secured overnight financing rate) or (iv) with respect to advances made by conduit investors, the weighted average cost of, or related to, the issuance of commercial paper allocated to fund or maintain such advances, in each case plus any applicable margin, as more fully set forth in the Variable Funding Note Purchase Agreement. The Master Issuer expects to draw $39 million on the Variable Funding Notes on the Closing Date and expects to have approximately $56 million in undrawn letters of credit issued under the Variable Funding Notes on the Closing Date. There is a commitment fee on the unused portion of the Variable Funding Notes facility, which ranges from 50 basis points to 100 basis points based on the utilization under the Variable Funding Notes facility. As of the Closing Date, it is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to May 2031, subject to two one-year extensions at the option of the Manager. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum. The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Guarantees and Collateral.” In connection with the issuance of the Variable Funding Notes and its entry into the Variable Funding Note Purchase Agreement, the Master Issuer terminated the commitments with respect to its existing $150 million Series 2022-1 Variable Funding Notes.
Guarantees and Collateral
Pursuant to the Guarantee and Collateral Agreement, dated July 8, 2019 (the “Guarantee and Collateral Agreement”), a copy of which is attached to the Company’s Current Report on Form 8-K filed on July 8, 2019 as Exhibit 10.2, by and among Jack in the Box SPV Guarantor, LLC, Different Rules, LLC, and Jack in the Box Properties, LLC, each as a guarantor of the 2026 Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and secure the guarantee by granting a security interest in substantially all of their assets, except for certain real estate assets and subject to certain limitations as set forth therein. The 2026 Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”), except for certain real estate assets and subject to certain limitations as set forth in the Indenture and the Guarantee and Collateral Agreement. The assets of the Securitization Entities include most of the revenue-generating assets of the Company and its subsidiaries, which principally consist of franchise-related agreements, certain Company-operated restaurants, intellectual property and license agreements for the use of intellectual property. Upon certain trigger events, mortgages will be required to be prepared and recorded on the real estate assets. The assets of the Securitization Entities, including real estate assets, are referred to herein as the “Securitized Assets.” The 2026 Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. The pledge and security interest provisions with respect to the Master Issuer are included in the Indenture. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the 2026 Notes.
Management of the Securitized Assets
None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated July 8, 2019, a copy of which is attached to the Company’s Current Report on Form 8-K filed on July 8, 2019 as Exhibit 10.3 (the “Original Management Agreement”), as amended by the First Amendment to the Management Agreement, dated February 11, 2022 (the “First Amendment to the Management Agreement”) and the Second Amendment to the Management Agreement, dated June 23, 2026 (the “Second Amendment to the Management Agreement” and the Original Management Agreement as amended by the First Amendment to the Management Agreement and the Second Amendment to the Management Agreement, the “Management Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, among the Securitization Entities, the Manager and the Trustee. Pursuant to the Management Agreement, Jack in the Box Inc. acts as the Manager with respect to the Securitized Assets. The primary responsibilities of the Manager are to perform certain franchising, real estate, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The Manager is entitled to the payment of a weekly management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement.
The Manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (i) the failure of the Manager to perform its obligations under the Management Agreement, (ii) the breach by the Manager of any representation or warranty under the Management Agreement or (iii) the Manager’s negligence, bad faith or willful misconduct.
Covenants and Restrictions
The 2026 Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the 2026 Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, that the assets pledged as collateral for the 2026 Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The 2026 Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to (i) failure to maintain stated debt service coverage ratios, (ii) the sum of gross sales for specified restaurants being below certain levels on certain measurement dates, (iii) certain manager termination events (including in certain circumstances a change of control of the Company), (iv) the occurrence of an event of default, and (v) the failure to repay or refinance the Class A-2 Notes in full by the applicable anticipated repayment date. The 2026 Notes are also subject to certain customary events of default, including, without limitation, events relating to (i) non-payment of required interest, principal or other amounts due on or with respect to the 2026 Notes, (ii) failure to comply with covenants within certain time frames, (iii) certain bankruptcy events, (iv) breaches of specified representations and warranties, (v) the trustee ceasing to have valid and perfected security interests in certain collateral, and (vi) certain judgments.
Use of Proceeds
The net proceeds of the offering have been or will be used to repay (i) in full $46,113,681.10 in aggregate outstanding principal amount of the Series 2019-1 Class A-2-II Notes and any accrued and unpaid interest on such Series 2019-1 Class A-2-II Notes and (ii) $479,894,390.00 in aggregate outstanding principal amount of the Series 2022-1 Class A-2-I Notes (representing a portion of the outstanding principal amount thereof) and a portion of the accrued and unpaid interest on such Series 2022-1 Class A-2-I Notes. The Master Issuer is expected to distribute any remaining net proceeds to the Holding Company Guarantor and thereafter to Jack in the Box Inc. for general corporate purposes.
The 2026 Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the 2026 Notes or any other security and shall not constitute an offer, solicitation or sale of the 2026 Notes or any other security in any jurisdiction where such an offering or sale would be unlawful.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Series 2026-1 Supplement, the Second Supplement to the Base Indenture, the Variable Funding Note Purchase Agreement and the Second Amendment to the Management Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, hereto and are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02 Termination of a Material Agreement.
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation of an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.
In connection with the completion of the financing transaction, the Company issued a press release on June 23, 2026. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Title
4.1
Series 2026-1 Supplement to Base Indenture, dated as of June 23, 2026, by and between Jack in the Box Funding, LLC, as Master Issuer of the Series 2026-1 fixed rate senior secured notes, Class A-2, and Series 2026-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2026-1 Securities Intermediary.

4.2	Second Supplement to the Base Indenture, dated as of June 23, 2026, by and between Jack in the Box Funding, LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.
10.1
Class A-1 Note Purchase Agreement, dated as of June 23, 2026, by and among Jack in the Box Funding, LLC, as Master Issuer, each of Different Rules, LLC, Jack in the Box Properties, LLC and Jack in the Box SPV Guarantor, LLC, as Guarantors, Jack in the Box Inc. as Manager, the conduit investors party thereto, the financial institutions party thereto, certain funding agents, and Coöperatieve Rabobank U.A., New York Branch, as L/C Provider, Swingline Lender and Administrative Agent.

10.2
Second Amendment to the Management Agreement, dated as of June 23, 2026, by and among Jack in the Box Funding, LLC, as Master Issuer, certain subsidiaries of Jack in the Box Funding, LLC party thereto, Jack in the Box Inc., as Manager, and Citibank, N.A., as Trustee

99.1	Press Release of Jack in the Box Inc. dated June 23, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

June 23, 2026	/s/ Dawn Hooper
Dawn Hooper
EVP, Chief Financial Officer